UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

ATLANTIC TELE-NETWORK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12593 (Commission File Number)	04-0728886 (IRS Employer Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of Principal Executive Offices) (Zip Code)

(978) 619-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 (File No. 333-133103) (the “Registration Statement”), as amended, of Atlantic Tele-Network, Inc. (the “Company”), previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on June 2, 2006, the Company is filing an Underwriting Agreement dated as of July 20, 2006 (the “Underwriting Agreement”) among the Company, the selling stockholders named therein (the “Selling Stockholders”) and the underwriters named therein (the “Underwriters”), as Exhibit 1.1, an opinion of Edwards Angell Palmer & Dodge LLP, regarding the validity of the common stock to be sold by the Company and the Selling Stockholders pursuant to the Underwriting Agreement, as Exhibit 5.1, the consent of Edwards Angell Palmer & Dodge LLP to the filing of its opinion as Exhibit 23.1. The Company is also filing a press release issued July 21, 2006 announcing the pricing of its common stock offering, as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

1.1                                 Underwriting Agreement by and among the Company, the Selling Stockholders and the Underwriters, dated as of July 20, 2006

5.1           Opinion of Edwards Angell Palmer & Dodge LLP

23.1                         Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1)

99.1         Press Release of the Company dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

Dated: July 21, 2006	By:	/s/ Michael T. Prior
Michael T. Prior
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement by and among the Company, the Selling Stockholders and the Underwriters, dated as of July 20, 2006
5.1	Opinion of Edwards Angell Palmer & Dodge LLP
23.1	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1)
99.1	Press Release of the Company dated July 21, 2006